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                                                                    EXHIBIT 2(n)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form N-2 of our report dated January 21, 2005, relating to the financial statements of Kayne Anderson MLP Investment Company which appear in such Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Los Angeles, California
December 5, 2005